UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 8, 2009

AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Bldg., 2001 South Flint Rd., Spokane, WA		99224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 8, 2009, Ambassadors Group, Inc. (the “Company”) announced that due to continued deteriorating economic conditions, it is planning to reduce its current workforce of approximately 270 employees by 15 to 20 percent.  The planned reductions are expected to be completed by the end of January 2009.

The Company also announced that as of January 8, 2009, it had 34,583 net enrolled participants for 2009 travel programs compared to 42,548 net enrolled participants for 2008 travel programs as of the same date last year.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1:    Press Release, dated January 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.
Date: January 8, 2009	By:	/s/ Chadwick J. Byrd
Chadwick J. Byrd Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 8, 2009.